Shakelford Pharma Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase of Shakelford Pharma Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income. ☐

(b) The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as follows:

Full legal name of Subscriber (including middle name(s), for individuals):	Number of securities: Aggregate Subscription Price: $

(Name of Subscriber)	TYPE OF OWNERSHIP:

By: (Authorized Signature)	If the Subscriber is individual: If the Subscriber is not an individual:

(Official Capacity or Title, if the Subscriber is not an individual)	☐ Individual

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	☐ Joint Tenant

☐ Tenants in Common
(Subscriber’s Residential Address, including Province/State and Postal/Zip Code)
☐ Community Property

Taxpayer Identification Number	If interests are to be jointly held:

Name(s) of the Subscriber's partner owner(s):
(Telephone Number)
Social Security Number(s) of the Subscriber's partner owner(s):

(E-Mail Address)	Check this box is the securities will be held in a custodial account: ☐

Type of account:

Account number, if applicable:

REGISTRATION INSTRUCTIONS AS SET FORTH BELOW (if different):	DELIVERY INSTRUCTIONS AS SET FORTH BELOW:

☐ Same as above
(Name)
(Contact Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)
(Address)
(Contact Telephone Number)

Additional Information about the Subscriber

The Subscriber or Disclosed Principal, as the case may be:

☐ is or ☐ is not a “Registrant” (a person registered or required to be registered under securities legislation);

☐ is or ☐ is not an “Insider” of the Company, as such term is defined in applicable Securities Laws, by virtue of being:

a. a director or officer of the Company;

b. a director or officer of a person that is itself an Insider or subsidiary of the Company;

c. a person or company that has

i. beneficial ownership of, or control or direction over, directly or indirectly, or

ii. a combination of beneficial ownership of and control or direction over, directly or indirectly,

securities of the Company carrying more than 10% of the voting rights attached to all the Company’s outstanding voting securities; or

d. a person designated as an Insider, or in a class of persons designated as an Insider, pursuant to applicable Securities Laws; or

The Subscriber does ☐ or does not ☐ hold existing securities of Shakelford Pharma Inc.

If yes, the additional securities held are as follows:

ACCEPTANCE

The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of

Shakelford Pharma Inc.

By:

Authorized Signing Officer

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON- U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of , by and between the undersigned (the “Subscriber”) and Shackelford Pharma Inc., a corporation formed under the laws of the Province of British Columbia (the “Company”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) the number of Voting Common shares in the capital of the Company (each, a “Share” and collectively, the “Shares”), as more particularly set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular, incorporated into the Company’s Form 1-A, filed and qualified with the SEC effective ______ (the “Offering Circular”) of the

Company.

NOW, THEREFORE, in order to implement the foregoing, and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription for Shares.

1. Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares, at a price of US$1.00 per Share (the “Purchase”), for the aggregate purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

2. Contemporaneously with the execution and delivery of this Agreement (including Annex A hereto), the Subscriber shall execute and deliver an adoption agreement to the voting agreement between the Company and its shareholders dated June 19, 2018.

3. The offering of Shares is described in the Offering Circular, which is available at ____ (the “Site”), as well as on the EDGAR website of the SEC. Please read this Agreement and the Offering Circular. While they are subject to change, as described below, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing below, the Subscriber agrees to the following terms and consents to receive communications relating to the Shares electronically from the Company.

4. The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber’s death or disability and shall be binding upon the Subscriber and the Subscriber’s heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

5. The Company reserves the right in its sole discretion and for any reason whatsoever to modify,

amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the Shares or to allot to any prospective investor less than the amount of Shares such investor desires to purchase.

6. Once the Subscriber makes a funding commitment to purchase Shares, such commitment shall be irrevocable until the Shares are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transactions contemplated by this Agreement.

7. Upon acceptance of this Subscription by the Company, the Subscriber will become a stockholder of the Company as a holder of the Shares.

2. Purchase of Shares.

1. The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, will submit payment in the amount of the Purchase Price to the Company by certified check, wire transfer of immediately available funds drawn on a United States bank in accordance with the banking instructions to be provided to the Subscriber upon execution and delivery of this Agreement to the Company or by (the “Escrow Agent”) from the Subscriber.

2. If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not owe or pay any interest to the Subscriber.

3. If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Shares, and all other applicable documents or instruments of the Company. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Shares.

4. In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3. Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

1. The information that the Subscriber has furnished herein, including, without limitation, the information set forth in the Investor Questionnaire attached hereto as Annex A, which has been completed by the Subscriber and submitted herewith to the Company, and any other information furnished by the Subscriber to the Company regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the U.S. Securities Act of 1933, as amended (the “Act”), which definition is set forth on Annex B attached hereto, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the

Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber may be fully relied upon by the Company and by any investigating party relying on them. The Subscriber (i) is an “accredited investor” as that term is defined in Rule501 under Regulation D, which definition is set forth on Annex B attached hereto, or (ii) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons). The Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Investor Questionnaire attached hereto as Annex A, any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

2. The Subscriber, if an entity, is, and shall at all times while it holds Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen(18) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page to this Agreement.

3. The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

4. At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company or any other person that:

a. A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

b. The past performance or experience on the part of the Company and/or its officers or directors in any way indicates the predictable or probable results of the ownership of Shares or the overall Company venture.

5. The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received regarding the Company and its business to evaluate the merits and risks of this investment, to make an informed investment decision and to protect the Subscriber’s own interests in connection with the

Purchase.

6. The Subscriber understands that the Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

7. The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

8. The Subscriber is able to bear the economic risk of an investment in the Shares being purchased and, without limiting the generality of the foregoing, is able to hold the Shares. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

9. The Subscriber has had an opportunity to ask questions of the Company or anyone acting on behalf of the Company and to receive answers concerning the terms of this Agreement and the Shares, as well as information about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

10. The Subscriber understands that no state or federal authority in the U.S. or authority outside the U.S. has scrutinized the terms of this Agreement or the Shares offered pursuant hereto, has made any finding or determination relating to the fairness of an investment of the Shares, or has recommended or endorsed the Shares, and that the Shares have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

11. The Subscriber is subscribing for and purchasing the Shares without being furnished any offering materials, other than the Offering Circular and this Agreement with the Annexes hereto, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber’s advisors.

12. The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

13. The Subscriber is subscribing for and purchasing the Shares as a principal and solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

14. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

15. The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). The Subscriber agrees that, if at any time it is discovered that the Company has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber’s interest in the Shares. The Subscriber agrees to provide any and all documentation requested by the Company to ensure compliance with the PATRIOT Act or other laws or regulations.

16. The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company, and to consult with independent tax advisers regarding the tax consequences of investing in the Company.

17. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber’s subscription and purchase of and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

18. The Subscriber acknowledges that the purchase price per Share to be sold in this offering was set by the Company on the basis of the Company’s internal valuation, and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

19. The Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Shares on any market or take any steps (including registration under the Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber’s entire investment in the Shares. The Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Shares.

4. Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Purchase. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5. No Advisory Relationship. The Subscriber acknowledges and agrees that the purchase and sale of the Shares pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company. The Company is not acting as the Subscriber’s agent or fiduciary in connection with the Purchase. The Company has not provided the Subscriber with any legal, accounting, regulatory or tax advice with respect to the Shares, and the Subscriber has consulted his, her or its own respective legal, accounting, regulatory and tax advisors to the extent the Subscriber has deemed appropriate.

6. Bankruptcy. In the event that the Subscriber files or enters a bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use its best efforts to avoid the Company being named as a party or otherwise involved in the proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in- possession from asserting, requiring or seeking that (i) the Subscriber be allowed by the Company to return any part of the Shares to the Company for a refund or (ii) the Company be mandated or ordered to redeem or withdraw any part of the Shares held or owned by the Subscriber.

7. Legends. It is understood that the certificates evidencing the Shares may bear any legend required by the Articles of the Company or applicable state or federal securities laws in the U.S., in Canada, or in other laws and regulations of the U.S. or non-U.S. jurisdiction where the Subscriber is resident or domiciled.

8. Consent to Electronic Delivery.

1. The Subscriber hereby agrees that the Company may deliver all SEC reports, including offering circulars, exhibits, supplements, U.S., Canadian or other non-U.S. legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to the Shares or hereunder, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or the Company’s rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with the Company electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

2. The Subscriber’s consent to receive Disclosures and transact business electronically, and the Company’s agreement to do so, applies to any transactions to which such Disclosures relate.

3. Before the Subscriber decides to do business electronically with the Company, the Subscriber should consider whether he, she or it has the required hardware and software capabilities described below.

4. In order to access and retain Disclosures electronically, the Subscriber must satisfy the following computer hardware and software requirements: access to the Internet; an e-mail account and related software capable of receiving e-mail through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

5. The Subscriber agrees to keep the Company informed of any change in the Subscriber’s e-mail or home mailing address. If the Subscriber’s registered e-mail address changes, the Subscriber must notify the Company of the change by sending an e-mail to (admin@juvalife.com). The Subscriber also agrees to update the Subscriber’s registered residence address and telephone number on file with the Company if they change. The Subscriber will print a copy of this Agreement for his, her or its records, and the Subscriber agrees and acknowledges that the Subscriber can access, receive and retain all Disclosures electronically sent via e-mail.

9. Lock Up.

1. Agreement. The Subscriber, if requested by the Company and the lead underwriter (the “Lead Underwriter”) of any underwritten or Regulation A+ offering of securities of the Company under the Act, hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in the Shares or any other securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Shares (except Shares included in such offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement or offering statement of the Company filed under the Act, or such shorter or longer period of time as the Lead Underwriter shall specify. The Subscriber further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Share subject to the lock-up period until the end of such period. The Company and the Subscriber acknowledge that each Lead Underwriter of such offering of the Company’s securities, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

2. No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any offering of the Company’s Share specified in Section 9.1 until the earlier of (i)the expiration of the lock-up period specified in Section 9.1 in connection with such offering or (ii)the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 9 may not be amended or waived except with the consent of the Lead Underwriter.

10. Limitations on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

11. Miscellaneous Provisions.

1. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. The parties hereby irrevocably and unconditionally (a) submit to the jurisdiction of the federal and state courts located within the geographical boundaries of Santa Clara County, California) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of Santa Clara County, California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

2. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber in the records of the Company (or that the Subscriber submitted to the Company). The Subscriber shall send all notices or other communications required to be given hereunder via e-mail to (admin@juvalife.com) with a copy to be sent concurrently via prepaid certified mail to: (Juva Life Inc, 5571 Clawiter Rd Hayward, California 94545 United States), Attention: (Administrator). Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of California are legally closed for business.

3. This Agreement, and the rights, obligations and interests of the Subscriber hereunder, may not be assigned, transferred or delegated by the Subscriber without the prior written consent of the Company. Any such assignment, transfer or delegation in violation of this Section shall be null and void.

4. The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

5. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

6. If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7. In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any.

8. This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber.

9. This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

11. The parties acknowledge that there are no third party beneficiaries of this Agreement.

(Signature page follows)

U.S. ACCREDITED INVESTOR CERTIFICATE

The Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

☐

The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth.

☐

The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.

☐

The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.

☐

The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000.

The Investor is not an Accredited Investor and does not meet any of the above criteria.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:

(Signature)

Name: (If signing on behalf of entity) Title: (If signing on behalf of entity)

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (the “Adoption Agreement”) is executed on , by the undersigned (“Holder”) pursuant to the terms of that certain Voting Agreement dated as of June 19, 2018 (the “Agreement”), by and among Shackelford Pharma Inc. (the “Company”) and its shareholders, as such Agreement may be amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares in the capital of the Company (the “Shares”), for one of the following reasons (Check the correct box):

☐ as a transferee of Shares from a party in such party’s capacity as a “Shareholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Shareholder” for all purposes of the Agreement.

☒ in accordance with Section 6.1 of the Agreement, in which case Holder will be a “Shareholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Shares, and any other shares in the capital of the Company required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or email address listed below Holder’s signature hereto.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By: (Signature) Name: (If signing on behalf of entity) Title: (If signing on behalf of entity)

AML Certificate for Fund Collection Services

By executing this document, the client certifies the following:

If an Entity:

1. I am the of the Entity, and as such have knowledge of the matters certified to herein;

2. the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3. the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4. the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5. uploaded to the DealMaker portal are true certified copies of the articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6. The Client is the following type of Entity:

7. The names and personal addresses as applicable for the entity in Appendix 1 are accurate.

8. The individual(s) authorized to provide instructions with respect to the entity (if different than the foregoing authorized representatives (in the case of an entity other than a trust) or trustees (in the case of a trust) is/are:

All subscribers:

1. Is the investor (or authorized signing officer, if entity) of any of their family members or close associates a politically exposed person or head of an international organization as defined under AML regulations (PEFP)? ☐ Yes ☐ No

2. Is the investor a money launderer? ☐ Yes ☐ No

3. The investor or applicable signing officer's birthdate is:

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker's Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:	(Print Full Name of Investor)

By: (Signature) Name of Signing Officer (if Entity): Title of Signing Officer (if Entity):

Appendix 1 - Entity Information

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1. Current authorized representatives of the Organization:

Name	Title	Address

2. Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address

For a Trust (Insert names and addresses or attach a list)

1. Current trustees of the Organization:

Name	Address

2. Beneficiaries of the Organization; or if the Organization is widely held or publicly traded provide the persons with direct or indirect control of 25% or more of the units of all classes of the Organization

Name	Address

Appendix 2 - Payment Instructions

Canadian Wire Instructions:

Beneficiary Bank Name (Receiving bank): ROYAL BANK OF CANADA

Beneficiary Bank Address: 200 BAY ST - MAIN FLR PO BOX 1 STN ROYAL BANK ONTARIO, CANADA

Bank Number: 003

Bank Transit: 00002

Clearing Code: 0000300002

SWIFT Code / IBAN: ROYCCAT2

Beneficiary Account Number: _____

Beneficiary Account Name: Novation Solutions Inc. (o/a DealMaker)

Beneficiary Address: 1700-40 King St W, Toronto ON M5H 3Y2

NOTES:

1. Confirm the wire information shown above with your bank before sending as input fields may differ.

2. NOTE: PLEASE MAKE YOUR FUNDS PAYABLE IN CANADIAN

3. PLEASE ADD CAD $15.00 TO YOUR TOTAL AGGREGATE SUBSCRIPTION PRICE TO COVER WIRE TRANSFER FEES.

4. Please ensure transaction comments include your full name or investor ID and UPLOAD A PICTURE OF YOUR DEPOSIT RECEIPT TO YOUR DEALMAKER PORTAL or your funds risk being unmatched to your investment.

5. For typical timelines to receive confirmation of funding click here.

OR

Canadian Bill Payee Instructions:

Add "DealMaker" as a bill payee at any of the following banks: TD, National Bank, Scotia Bank, BMO, RBC, CIBC or ATB Financial.

Maximum transfer amounts will be subject to your home bank and individual limits.

OR

Payment via Credit Card available via dealmaker.tech